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                                                                     EXHIBIT 4.8

                           U.S. STOCK TRANSFER CORP.
                              1745 Gardena Avenue
                                   2nd Floor
                              Glendale, CA  91204

Nam Tai Electronics, Inc.
Unit 9, 15/F.
Tower 1
China Hong Kong City
33 Canton Road
Kowloon, Hong Kong

Re: Custody of Funds
    ----------------

        Reference is hereby made to that certain Registration Statement on Form F-3 as filed with the Securities Exchange Commission on September 22, 1997, as amended from time to time (SEC File No. 333-36135)(the "Registration Statement"). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Registration Statement. In connection with the Rights Offering by Nam Tai Electronics, Inc. (the "Company") as described in the Prospectus which is part of the Registration Statement, we hereby agree to establish and maintain separate bank accounts at First Professional Bank, 606 Broadway Street, Santa Monica, CA, 90401, and to deposit and maintain any funds received by us in our capacity as Rights Agent from the holders of such Rights in connection with the Rights Offering in such bank accounts at First Professional Bank, Account #004-900588 with respect to funds received upon exercise of the Basic Subscription Privilege and Account #004-900502 with respect to funds received upon exercise of the Oversubscription Privilege, in custody for the benefit of the persons who have beneficial interest therein and to transmit and/or return such funds directly to the persons entitled thereto on the terms set forth below:

        (i) On or before the third business day following the Expiration Date (the "Closing Date"), the Rights Agent will transfer and deliver any and all proceeds, with respect to which there has been a valid exercise of Rights, received as Rights Agent and held in custody as set forth above to the Company, except as set forth in items (ii) and (iii) below;

        (ii) If, upon the Closing Date, the Rights Agent is in receipt of any funds of a Rightsholder relating to the exercise of an Oversubscription Privilege who is allocated less than all of the Excess Units which such holder wished to subscribe for (either because of the exercise by the Representative of the Standby Underwriters' Oversubscription Cutback or otherwise), the excess funds paid by such holder in respect of the Subscription Price for Units not issued shall be returned by the Rights Agent by first class mail, postage prepaid, without interest and/or deduction as soon as practicable.

        (iii) If for any reason the Rights Offering is terminated, all amounts received from subscribers shall be promptly refunded to subscribers by the Rights Agent by first class mail, postage prepaid, without interest or deduction.

        All notices and other communications hereunder shall be in writing and shall be deemed given (x) when delivered personally, (y) when sent by facsimile transmission, if a confirmation copy, if sent by prepaid mail, or (z) when received if mailed by registered or certified mail (return receipt requested) to any
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of the following at the indicated addresses (or at such other address or addresses as shall be specified by like notice):

If to the undersigned:

                              U.S. STOCK TRANSFER CORP.
                              1745 Garden Avenue
                              2nd Floor
                              Glendale CA  91204

If to Nam Tai Electronics, Inc.:

                              Nam Tai Electronics, Inc.
                              C/o Nam Tai Electronics (Canada), Inc.
                              999 West Hastings Street
                              Suite 530
                              Vancouver British Columbia V6C 2W2
                              Canada
                              Attention: Mr. M.K. Koo
                                         Chairman of the Board

     This letter agreement shall be governed by, and construed in accordance with, the laws of the State of California.

     This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original.

     If you are in agreement with the foregoing, please execute a signed counterpart hereof, whereupon this letter shall constitute a binding agreement by and among each of the parties set forth below.

                              U.S. Stock Transfer Corp.



                              By:
                                  --------------------------------------

                              Name -------------------------------------

                              Title ------------------------------------

Agreed:

NAM TAI ELECTRONICS, INC.



By: -----------------------------------

Name ----------------------------------

Title ---------------------------------